UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2010

HARBOR BIOSCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-34584	13-3697002
(Commission File No.)	(IRS Employer Identification No.)

4435 Eastgate Mall, Suite 400

San Diego, California 92121

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 587-9333

Not Applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

Upon receipt of stockholder approval at the Annual Meeting, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) that increased the total number of shares of authorized capital stock of the Company from 60,000,000 shares to 110,000,000 shares, consisting of 100,000,000 shares of common stock and 10,000,000 shares of preferred stock. The Certificate of Amendment is filed as Exhibit 3.1 attached hereto and incorporated by reference herein.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2010 annual meeting of stockholders of Harbor BioSciences, Inc., (the “Company”) was held on May 27, 2010. Set forth below is a brief description of each matter voted on at the meeting and the final voting results.

Proposal 1. The election of two members of the Company’s board of directors for terms expiring at the 2013 annual meeting of stockholders. In accordance with the results below, each nominee was elected to serve as a director.

	For	Withheld	Broker Non-Votes
Jerome M. Hauer	4,267,203	3,721,541	0
Marc R. Sarni	4,340,873	3,613,858	0

Proposal 2. To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. In accordance with the results below, the proposal was approved:

For	Against	Abstentions	Broker Non-Votes
15,974,432	2,756,821	177,774	0

Proposal 3. To ratify the selection by the audit committee of the board of directors of BDO Seidman, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2010. In accordance with the results below, BDO Seidman, LLP was ratified.

For	Against	Abstentions	Broker Non-Votes
17,845,103	842,419	211,510	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment of the Amended and Restated Certificate of Incorporation of Harbor BioSciences, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBOR BIOSCIENCES, INC.

Dated: June 1, 2010	By:	/S/ ROBERT W. WEBER
Robert W. Weber
Chief Financial Officer